UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2015

REYNOLDS AMERICAN INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street

Winston-Salem, North Carolina 27101

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code 336-741-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Reynolds American Inc. Does Not Endorse Mini-Tender Offer

Reynolds American Inc. (“RAI”) has received notice of an unsolicited “mini-tender” offer by TRC Capital Corporation (“TRC Capital”) to purchase up to 2 million shares of RAI’s common stock at a price of $43.95 per share in cash. The offering price is approximately 4.41 percent below the closing price per share of RAI’s common stock on November 3, 2015, the last trading day before the offer was commenced.

RAI wishes to inform its shareholders that it does not endorse TRC Capital’s unsolicited mini-tender offer and recommends that shareholders do not tender their shares. Shareholders who have already tendered their shares may withdraw them at any time prior to 12:01 a.m., New York City time, on Friday, December 4, 2015, in accordance with TRC Capital’s offering documents. RAI is not associated with TRC Capital, its mini-tender offer or the mini-tender offer documentation.

A copy of RAI’s press release containing additional information regarding TRC Capital’s unsolicited mini-tender offer is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following is furnished as an Exhibit to this Current Report on Form 8-K.

Number	Exhibit

99.1	Press Release of Reynolds American Inc., dated November 5, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 5, 2015

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III
Name:	McDara P. Folan, III
Title:	Senior Vice President, Deputy General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Reynolds American Inc., dated November 5, 2015.